SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

June 23, 2006
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

        On June 23, 2006, HP filed an amendment to its registration statement on Form 8-A to include a consolidated, updated description of the rights, preferences and privileges associated with its common stock. The amended Form 8-A simply consolidates the updates to the description of HP’s common stock that are included periodically in HP’s other SEC filings. The amended Form 8-A does not include any information about HP’s common stock or the rights of HP stockholders that has not been previously reported.

        Set forth below is the consolidated, updated description of the rights, preferences and privileges associated with HP’s common stock that is included in the amended Form 8-A. This description is filed for purposes of Section 18 of the Exchange Act and shall be deemed to be incorporated by reference into HP’s registration statements filed under the Securities Act.

Common Stock

        HP's certificate of incorporation, as amended, authorizes it to issue up to 9,600,000,000 shares of common stock, par value $0.01 per share. As of May 31, 2006, there were approximately 2,789,556,593 shares of common stock outstanding.

        The holders of HP’s common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock have cumulative voting rights for the election of directors in accordance with HP’s certificate of incorporation, as amended, HP’s amended and restated bylaws and Delaware law. Subject to preferences applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared from time to time by HP’s board of directors out of funds legally available for distribution, and, in the event of HP’s liquidation, dissolution or winding up, the holders of common stock are entitled to share in all assets remaining after payment of liabilities. The holders of the common stock have no preemptive, subscription or conversion rights, and the common stock is not subject to further calls or assessments. There are no redemption or sinking fund provisions available to the common stock.

Preferred Stock

        HP’s board of directors has the authority, without further action by HP’s stockholders, to issue up to 300,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. HP’s board of directors may designate the number of shares constituting any series and the rights, preferences, privileges and restrictions of such preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, and sinking fund terms. The issuance of HP’s preferred stock could adversely affect the voting power of holders of common stock and the likelihood that holders of common stock will receive dividend payments and payments upon liquidation. As of May 31, 2006, no shares of preferred stock were outstanding.

Anti-Takeover Effects of Provisions of the Registrant’s Certificate of Incorporation and Bylaws and Delaware Law

        The following provisions of HP’s certificate of incorporation, as amended, and amended and restated bylaws and the following provisions of Delaware law may have the effect of delaying, deterring or preventing a change of control of HP.

      Certificate of Incorporation and Bylaws

        HP’s certificate of incorporation, as amended, and HP’s amended and restated bylaws include provisions:

•	authorizing blank check preferred stock, which HP could issue with voting, liquidation, dividend and other rights superior to HP’s common stock;

•	limiting the liability of, and providing indemnification to, HP’s directors and officers;

•	specifying that HP’s stockholders may take action only at a duly called annual or special meeting of stockholders and otherwise in accordance with HP’s amended and restated bylaws and limiting the ability of HP’s stockholders to call special meetings;

•	requiring advance notice of proposals by HP’s stockholders for business to be conducted at stockholder meetings and for nominations of candidates for election to HP’s board of directors;

•	requiring a vote by the holders of two-thirds of HP’s outstanding shares to amend certain bylaws relating to HP’s stockholder meetings, the board of directors and indemnification; and

•	controlling the procedures for the conduct of HP’s board and stockholder meetings and the election, appointment and removal of HP’s directors.

      The Delaware General Corporation Law

        HP is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

        Section 203 defines a “business combination” as a merger, asset sale or other transaction resulting in a financial benefit to an interested stockholder. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between HP and an interested stockholder is prohibited unless:

•	HP’s board of directors approved either the business combination or the transaction that resulted in the stockholders becoming an interested stockholder prior to the date the person attained that status;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of HP’s voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•	the business combination is approved by HP’s board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        This provision has an anti-takeover effect with respect to transactions not approved in advance by HP’s board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of HP’s common stock. With approval of HP’s stockholders, HP could amend its certificate of incorporation in the future to elect not to be governed by this provision. This election would be effective 12 months after the adoption of the amendment and would not apply to any business combination between HP and any person who became an interested stockholder on or before the adoption of the amendment.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY
Date: June 23, 2006	By: /s/ Charles N. Charnas
Name: Charles N. Charnas Title: Vice President, Deputy General Counsel and Assistant Secretary